UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2023

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Changes
On October 25, 2023, Lee C. Banks, Vice Chairman and President of Parker-Hannifin Corporation (the “Company”), notified the Company that he will retire on December 31, 2023. Mr. Banks will continue to serve as Vice Chairman and President until his retirement date. Mr. Banks’ decision to retire is not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices.

In connection with Mr. Banks’ notification of retirement, the Board of Directors of the Company (the “Board”) elected Andrew D. Ross, age 56, as President, effective January 1, 2024 (the “Transition Date”). Mr. Ross has served as Chief Operating Officer of the Company since January 1, 2023 and will continue in such role as of and following the Transition Date, in addition to serving as President. Mr. Ross was Vice President and President – Fluid Connectors Group of the Company from September 2015 to December 31, 2022, and Vice President and President – Engineered Materials Group of the Company from July 2012 to September 2015.Mr. Ross is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

In connection with Mr. Ross’s election as President, the Human Resources and Compensation Committee of the Board approved Mr. Ross’s annual base salary rate of $950,000, effective on the Transition Date. No other actions were taken with respect to Mr. Ross’s compensation in connection with his election as President.

On October 25, 2023, Roger S. Sherrard, Vice President and President – Aerospace Group of the Company, notified the Company that he will retire on December 31, 2023. Mr. Sherrard will continue to serve as Vice President and President – Aerospace Group until his retirement date.

2023 Omnibus Stock Incentive Plan
On October 25, 2023, at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) of the Company, the Company’s shareholders, upon the recommendation of the Board, approved the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (the “2023 Plan”). The Board approved and adopted the 2023 Plan on August 17, 2023, subject to shareholder approval.

Upon approval of the 2023 Plan by the Company’s shareholders, no further grants may be made under the Company’s 2016 Omnibus Stock Incentive Plan (the “2016 Plan”). The 2023 Plan authorizes for issuance 11,300,000 common shares of the Company, $.50 par value per share (“common shares”), minus any common shares subject to awards granted under the 2016 Plan after August 31, 2023 and prior to the date of the 2023 Annual Meeting, subject to further adjustment under the 2023 Plan’s share counting rules.

The 2023 Plan is generally administered by the Board’s Human Resources and Compensation Committee (the “Committee”) and permits grants of stock options, stock appreciation rights (“SARs”), restricted stock awards, unrestricted stock awards, restricted stock units (“RSUs”) and dividend equivalent rights for the purpose of attracting, retaining and rewarding persons performing services for the Company and its subsidiaries. Common shares issued under the 2023 Plan may include authorized but unissued shares, treasury shares or a combination of both. Under the terms of the 2023 Plan, no non-employee director may be granted compensation for such service having an aggregate maximum value (measured at the grant date, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000 within any one calendar-year period.

In the case of certain events, the Committee will or may make equitable adjustments under the 2023 Plan to prevent the dilution or enlargement of rights. However, the 2023 Plan generally does not permit, without shareholder approval, the re-pricing of stock options or SARs. Furthermore, the 2023 Plan gives the Committee power to recover awards in the event of detrimental activity by participants or pursuant to the Company’s clawback policy and sets a maximum term of ten years on stock options and SARs, which cannot be granted at a discount to the grant date fair market value of the Company’s common shares (except in the case of certain substitute awards).

No awards will be granted under the 2023 Plan on or after October 25, 2033, but all grants made prior to such date will continue in effect in accordance with their terms and the terms of the 2023 Plan. The Committee generally may amend, suspend or terminate the 2023 Plan at any time, but shareholder approval is required for any amendment, to the extent necessary to comply with the requirements of the New York Stock Exchange or applicable law. In general, no amendment will adversely affect any then-outstanding award under the 2023 Plan without the consent of the affected participant.

The foregoing summary of the 2023 Plan is qualified in its entirety by reference to the 2023 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Global Employee Stock Purchase Plan
On October 25, 2023, at the 2023 Annual Meeting, the Company’s shareholders, upon the recommendation of the Board, approved an amendment and restatement of the Parker-Hannifin Corporation Global Employee Stock Purchase Plan (the “Amended GESP Plan”). The Board approved and adopted the Amended GESP Plan on August 17, 2023, subject to shareholder approval. The Amended GESP Plan will become effective on January 1, 2024.

The Amended GESP Plan continues to offer eligible employees the opportunity to acquire the Company’s common shares through periodic payroll deductions that will be applied towards the purchase of the Company’s common shares at a discount. The Amended GESP Plan contains the following changes from the original plan, in addition to certain conforming and non-substantive or immaterial changes: (i) the term was extended by approximately ten years and will expire on October 24, 2033 and (ii) the Amended GESP Plan allows a standing committee of the Board, subject to delegation of authority by the Board, to administer the Amended GESP Plan generally and to designate participating companies under the Amended GESP Plan or any sub-plan adopted thereunder.

The foregoing summary of the Amended GESP Plan is qualified in its entirety by reference to the Amended GESP Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On October 25, 2023, at the 2023 Annual Meeting, the Company's shareholders considered six proposals, each of which is described more fully in the Company’s definitive proxy statement for the 2023 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s shareholders at the 2023 Annual Meeting.

Proposal 1. The Shareholders elected the following Directors for a term expiring at the Annual Meeting of Shareholders in 2024, as follows:

Nominees	For	Against	Abstentions	Broker Non-Votes
Lee C. Banks	100,736,653	4,852,555	203,629	9,577,113
Jillian C. Evanko	104,191,776	1,304,042	297,019	9,577,113
Denise Russell Fleming	104,798,066	686,386	308,385	9,577,113
Lance M. Fritz	102,797,041	2,615,391	380,405	9,577,113
Linda A. Harty	96,486,910	9,005,635	300,292	9,577,113
Kevin A. Lobo	102,552,667	2,854,130	386,040	9,577,113
Jennifer A. Parmentier	102,567,675	2,980,952	244,210	9,577,113
Joseph Scaminace	97,288,912	8,141,553	362,372	9,577,113
Åke Svensson	98,662,784	6,773,460	356,593	9,577,113
Laura K. Thompson	103,007,482	2,481,461	303,894	9,577,113
James R. Verrier	104,585,541	912,971	294,325	9,577,113
James L. Wainscott	98,348,708	7,190,849	253,280	9,577,113
Thomas L. Williams	98,072,069	7,464,265	256,503	9,577,113

Proposal 2. The Shareholders approved, on a non-binding, advisory basis, the compensation of the Named Executive Officers of the Company, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,076,384	8,110,902	605,551	9,577,113

Proposal 3. The Shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2024, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,475,186	2,619,292	275,472	—

Proposal 4. The Shareholders approved the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,404,736	8,030,470	357,631	9,577,113

Proposal 5. The Shareholders approved the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,761,242	733,221	298,374	9,577,113

Proposal 6. The Shareholders approved an advisory vote for the option of "every year" as the preferred frequency for future advisory shareholder votes to approve the compensation of our Named Executive Officers , as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,582,534	183,848	1,618,391	408,064

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1
Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan, incorporated by reference to Exhibit A to Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 22, 2023.

10.2
Parker-Hannifin Corporation Global Employee Stock Purchase Plan (As Amended and Restated August 7, 2023), incorporated by reference to Exhibit B to Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 22, 2023.

104	Cover Page Interactive Data File (embedded within the Incline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION
Date:	October 30, 2023	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary